QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.27

This document is important and requires your immediate attention. It should be read in conjunction with the Original Offer and Circular. If you are in any doubt as to how to deal with it, you should consult your investment advisor, stockbroker, bank, trust company or other nominee.

Neither this document nor the Original Offer and Circular constitutes an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, unitholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in the Offeror's sole discretion, take such action as the Offeror may deem necessary to make the Offer in any jurisdiction and extend the Offer to unitholders in such jurisdiction.

Neither this document nor the Original Offer and Circular has been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

October 9, 2015

NOTICE OF EXTENSION AND VARIATION
by
SPROTT ASSET MANAGEMENT SILVER BID LP
of its
OFFER TO PURCHASE
all of the issued and outstanding units of
SILVER BULLION TRUST
for consideration per SBT Unit consisting of units of

based on the relative Net Asset Value per unit
of Sprott Physical Silver Trust and Silver Bullion Trust
(as further described herein) and U.S.$0.025 payable in PSLV Units

Sprott Asset Management Silver Bid LP (the "Offeror"), a limited partnership created under the laws of the Province of Ontario that is owned and controlled by Sprott Asset Management LP (the "Manager"), the manager of Sprott Physical Silver Trust, hereby gives notice that it is amending and extending its offer dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015, the Notice of Extension and Variation dated as of July 7, 2015, the Notice of Extension and Variation dated as of August 4, 2015, the Notice of Change dated as of August 18, 2015, the Notice of Change dated as of August 28, 2015, the Notice of Variation dated as of September 4, 2015 and the Notice of Extension dated as of September 18, 2015 (collectively, the "Original Offer"), to purchase, on and subject to the terms and conditions of the Original Offer, all of the issued and outstanding units (the "SBT Units") of Silver Bullion Trust ("SBT"), other than any SBT Units held directly or indirectly by the Offeror, in order to: (i) provide for the payment to SBT Unitholders of Bonus Consideration of U.S.$0.025 per SBT Unit payable in PSLV Units; and (ii) extend the expiry time of the Original Offer to 5:00 p.m. (Toronto time) on October 30, 2015. The Original Offer, as amended and extended hereby, is referred to herein as the "Offer".

BONUS CONSIDERATION OF U.S.$0.025 PER SBT UNIT PAYABLE IN PSLV UNITS IS NOW BEING OFFERED TO SBT UNITHOLDERS. SEE SECTION 1, "BONUS CONSIDERATION".

THE ORIGINAL OFFER HAS BEEN AMENDED AND EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON OCTOBER 30, 2015 UNLESS FURTHER EXTENDED OR WITHDRAWN. SEE SECTION 2, "EXTENSION OF OFFER".

This Notice of Extension and Variation should be read in conjunction with the Original Offer and the take-over bid circular dated as of May 27, 2015, as amended by the Notice of Extension and Variation dated as of June 22, 2015, the Notice of Extension and Variation dated as of July 7, 2015, the Notice of Extension and Variation dated as of August 4, 2015, the Notice of Change dated as of August 18, 2015, the Notice of Change dated as of

August 28, 2015, the Notice of Variation dated as of September 4, 2015 and the Notice of Extension dated as of September 18, 2015 (the "Original Circular", and, together with the Original Offer, collectively referred to as the "Original Offer and Circular"), and the letter of transmittal that accompanied the Original Offer and Circular (as amended, the "Letter of Transmittal"). The Original Offer and Circular, as amended by this Notice of Extension and Variation, collectively constitute the "Offer and Circular". Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer and Circular, as previously amended, continue to be applicable in all respects. All references to the "Offer" in the Original Offer and Circular and this Notice of Extension and Variation mean the Original Offer as amended hereby, and all references in such documents to the "Circular" or the "Offer and Circular" mean the Original Offer and Circular as amended hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein that are defined in the Original Offer and Circular have the respective meanings given to them in the Original Offer and Circular.

SBT Unitholders who have validly deposited and not withdrawn their SBT Units need take no further action to accept the Offer. SBT Unitholders whose SBT Units are registered in their name and who wish to accept the Offer must properly complete and execute the Letter of Transmittal that accompanied the Original Offer and Circular (printed on YELLOW paper) or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their SBT Units and all other required documents, with Kingsdale Shareholder Services (in its capacity as depositary, the "Depositary") at its office in Toronto, Ontario, Canada specified in the Letter of Transmittal, in accordance with the instructions set out in the Letter of Transmittal (as set out in Section 3 of the Original Offer, "Manner of Acceptance — Letter of Transmittal"). Alternatively, registered SBT Unitholders may accept the Offer by following the procedures for book-entry transfer of SBT Units set out in Section 3 of the Original Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer". SBT Unitholders who hold their SBT Units with an investment advisor, stockbroker, bank, trust company or other nominee ("Beneficial SBT Unitholders") will not receive a Letter of Transmittal, and should follow the instructions set out by such nominee to deposit their SBT Units.

Beneficial SBT Unitholders should contact their investment advisor, stockbroker, bank, trust company or other nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such SBT Units under the Offer. Nominees will likely establish deposit cut-off times that are up to 48 hours prior to the Expiry Time. SBT Unitholders must instruct their investment advisor, stockbroker, bank, trust company or other nominee promptly if they wish to deposit.

SBT Unitholders will not be required to pay any fee or commission to the Offeror if they accept the Offer by depositing their SBT Units directly with the Depositary. An investment advisor, stockbroker, bank, trust company or other nominee through whom a SBT Unitholder holds SBT Units may charge a fee to deposit any such SBT Units on behalf of the SBT Unitholder. SBT Unitholders should consult such nominee to determine whether any charges will apply.

Questions and requests for assistance may be directed to Kingsdale Shareholder Services (in its capacity as information agent, the "Information Agent"), who can be contacted at 1-888-518-6805 (toll free in North America) or at 1-416-867-2272 (outside of North America) or by e-mail at contactus@kingsdaleshareholder.com or at the address indicated on the last page of the Circular and additional copies of this document, the Original Offer and Circular, the Letter of Transmittal, or any documents incorporated by reference or otherwise related to the Offer and Circular, may be obtained, without charge, upon request from the Depositary and Information Agent at its offices shown on the last page of this document, and are accessible on the Canadian Securities Administrators' website at www.sedar.com and on EDGAR at www.sec.gov. These website addresses are provided for informational purposes only and no information contained on, or accessible from, these websites is incorporated by reference herein unless otherwise expressly indicated herein. SBT Unitholders may also contact the Information Agent should they wish to obtain an indicative NAV to NAV Exchange Ratio. If SBT Unitholders contact the Information Agent prior to 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain an indicative NAV to NAV Exchange Ratio as if such was calculated as of the previous business day. If SBT Unitholders contact the Information Agent after 6:00 p.m. (Toronto time) (6:00 p.m. New York City time) on a particular business day, they can obtain the NAV to NAV Exchange Ratio as if such was calculated as of that day. SBT Unitholders can also contact the Information Agent to obtain the indicative Bonus Consideration amount.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Notice of Extension and Variation or the Offer and Circular, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, the Depositary or the Information Agent.

Information has been incorporated by reference in the Offer and Circular from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference in the Offer and Circular are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

An investment in PSLV Units is subject to certain risks. In assessing the Offer, SBT Unitholders should carefully consider the risks described in Section 23 of the Original Circular, "Risk Factors".

The information contained in this document is current only as of the date of this document. The Offeror does not undertake to update any such information except as required by applicable law. Information in the Offer and Circular related to SBT has been compiled from public sources — see "INFORMATION CONCERNING SBT" in the Original Offer and Circular.

Financial statements included or incorporated by reference in the Offer and Circular have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and thus may not be comparable to financial statements of U.S. companies. In addition, the Offer is being made by a foreign private issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular in accordance with the disclosure requirements of Canada. Accordingly, the Offer and Circular and certain information incorporated by reference into the Offer and Circular have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws.

SBT Unitholders in the United States should be aware that the disposition of SBT Units and acquisition of PSLV Units by them as described in the Offer and Circular may have tax consequences in the United States, Canada and other jurisdictions. Such consequences may not be fully described in the Offer and Circular and such holders are urged to consult their tax advisors.

The enforcement by SBT Unitholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of the Offeror, the Manager, Sprott Asset Management GP Inc. ("SAM GP Inc."), Sprott Asset Management Silver Bid GP Inc. ("SAM Silver Bid GP"), Sprott Physical Silver Trust and SBT is organized under and governed by the laws of Canada or a province thereof, that the directors and officers of SAM GP Inc. and SAM Silver Bid GP and the trustees of each of Sprott Physical Silver Trust and SBT may be residents of jurisdictions other than the United States, that the experts named in the Original Circular may be residents of jurisdictions other than the United States and that all or a substantial portion of the assets of each of the Offeror, the Manager, SAM GP Inc., SAM Silver Bid GP, Sprott Physical Silver Trust, SBT and such other said persons may be located outside the United States.

THE PSLV UNITS OFFERED PURSUANT TO THE OFFER AND CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario, Canada M5X 1E2

North American Toll Free Phone:
 1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

NOTICE TO SBT UNITHOLDERS IN THE UNITED STATES

Sprott Physical Silver Trust has filed with the SEC a registration statement on Form F-10 (the "Registration Statement"), which includes the Offer and Circular and other documents and information. SBT UNITHOLDERS ARE URGED TO READ THESE DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SPROTT PHYSICAL SILVER TRUST, SBT AND THE OFFER AND MERGER TRANSACTION. Materials filed with the Canadian securities regulatory authorities are available electronically without charge at www.sedar.com. Materials filed with the SEC are available electronically without charge at the SEC's website, www.sec.gov.

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

        The Offer and Circular contains "forward looking statements" and "forward looking information" (collectively, "forward looking information") within the meaning of applicable Canadian and United States securities legislation. All information contained in the Offer and Circular, other than statements of current and historical fact, is forward looking information. Often, but not always, forward looking information can be identified by the use of words such as "plans", "expects", "scheduled", "estimates", "target", "intends", "objective", "goal", "understands", "anticipates" and "believes" (and variations of these or similar words) and statements that certain actions, events or results "may", "could", "would", "should", "might" "occur" or "be achieved" or "will be taken" (and variations of these or similar expressions). All of the forward looking information in the Offer and Circular (including this Notice of Extension and Variation) is qualified by this cautionary note.

        Forward looking information in the Offer and Circular includes, but is not limited to, statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer, the market for PSLV Units, the value of the PSLV Units received as consideration under the Offer, the outcome of SBT's application to the Ontario court and the Manager's cross-application, the ability of the Offeror to complete the transactions contemplated by the Offer, reasons to participate in the Offer, the purpose of the Offer, the completion of the Merger Transaction and any commitment to acquire SBT Units, and the Offeror's objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects.

        Forward looking information is not, and cannot be, a guarantee of future results or events. Forward looking information is based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Offeror at the date the forward looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied by the forward looking information.

        The material factors or assumptions that the Offeror identified and were applied by the Offeror in drawing conclusions or making forecasts or projections set out in the forward looking information include, but are not limited to:

  •
  the accuracy of SBT's public disclosure;

  •
  the completion of the Offer and the Merger Transaction;

  •
  no significant and continuing adverse changes in general economic conditions or conditions in the financial markets;

  •
  no significant and continuing adverse changes in financial markets, including commodity prices and foreign exchange rates;

  •
  the timing and receipt of various governmental and stock exchange approvals; and

  •
  certain tax matters, including, but not limited to current tax laws and regulations.

        The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward looking information may include, but are not limited to, the following: the market value of the PSLV Units received as consideration under the Offer and the impact of the issuance of PSLV Units on the market price of the PSLV Units, the reduced trading liquidity of SBT Units not deposited under the Offer, any inaccuracy of SBT's public disclosure upon which the Offer is predicated, the failure to obtain the required approvals or clearances from government authorities and stock exchanges on a timely basis, as well as the risks discussed in Section 23 of the Original Circular, "Risk Factors". Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward looking information. Accordingly, you should not place undue reliance on forward looking information. The Offeror does not assume any obligation to update or revise any forward looking information after the date of this Notice of Extension and Variation or to explain any material difference between subsequent actual events and any forward looking information, except as required by applicable law.

INFORMATION CONCERNING SBT

        Except as otherwise expressly indicated herein, the information concerning SBT and SBT Units contained in the Offer and Circular has been taken from and is based solely upon SBT's public disclosure, including disclosure on file with the Canadian securities regulatory authorities. SBT has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of SBT and SBT Units contained in the Offer and Circular. Although the Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP and SAM GP Inc. have no knowledge that would indicate that any information or statements contained in the Offer and Circular concerning SBT taken from, or based upon, such public disclosure contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, none of the Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP, SAM GP Inc. or any directors or officers of the Manager, SAM Silver Bid GP or SAM GP Inc. has verified, nor do they assume any responsibility for, the accuracy or completeness of such information or statements or for any failure by SBT to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to the Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP or SAM GP Inc. The Offeror, the Manager, Sprott Physical Silver Trust, SAM Silver Bid GP and SAM GP Inc. have no means of verifying the accuracy or completeness of any of the information contained herein that is derived from SBT's public disclosure of documents or records or whether there has been any failure by SBT to disclose events that may have occurred or may affect the significance or accuracy of any information.

v

 NOTICE OF EXTENSION AND VARIATION

        This Notice of Extension and Variation supplements the Original Offer and Circular and the Letter of Transmittal pursuant to which the Offeror is offering to purchase all of the issued and outstanding SBT Units upon and subject to the terms and conditions set out in the Original Offer and Circular and the Letter of Transmittal, each as may be amended, varied and supplemented from time to time.

        Except as otherwise set forth in this Notice of Extension and Variation, the information, terms and conditions previously set forth in the Original Offer and Circular and the Letter of Transmittal continue to be applicable in all respects and this Notice of Extension and Variation should be read in conjunction with the Original Offer and Circular and the Letter of Transmittal, all of the provisions of which are incorporated herein by reference, subject to the amendments thereto contained in this Notice of Extension and Variation.

        All references to the "Offer" in the Original Offer and Circular, the Letter of Transmittal and this Notice of Extension and Variation mean the Original Offer as amended hereby and all references in such documents to the "Offer" and/or "Circular" mean the Original Offer and the Original Circular as amended hereby.

October 9, 2015

TO: THE HOLDERS OF UNITS OF SILVER BULLION TRUST

1.     Bonus Consideration

        By notice to the Depositary, the Offeror has increased the consideration payable under the Offer and Merger Transaction to include an additional U.S.$0.025 per SBT Unit payable in PSLV Units. In connection with the increase in consideration under the Offer and Merger Transaction, the Offeror has amended and restated certain portions of the Original Offer and Circular as follows:

  •
  The first sentence of the fourth paragraph on the cover page of the Original Offer and Circular, the second sentence of the second paragraph under the heading "What is the Offeror proposing? — Exchange Offer Election and Merger Election" on page 1 of the Original Offer and Circular, and the second sentence of the second paragraph under the heading "The Offer and Merger Transaction" on page 10 of the Original Offer and Circular, are hereby deleted and replaced by:

    "This will consist of: (i) the contribution, directly or indirectly, by the Offeror to SBT of an aggregate number of PSLV Units equal to the aggregate Bonus Consideration in respect of the outstanding SBT Units (other than those SBT Units held by or on behalf of the Offeror); (ii) the distribution of the Bonus Consideration referred to in (i) by SBT to SBT Unitholders (other than in respect of those SBT Units held by or on behalf of the Offeror); (iii) the transfer of substantially all of the assets and liabilities of SBT (other than the Administration Agreement) to Sprott Physical Silver Trust in exchange for PSLV Units; and (iv) the distribution of such PSLV Units to SBT Unitholders, on the basis of the NAV to NAV Exchange Ratio, on a redemption of the SBT Units, immediately following and conditional on take-up of, and payment for, SBT Units under the Offer.".

  •
  The following sentence is hereby added immediately following the fifth sentence of the first paragraph on the cover page of the Original Offer and Circular, to the end of the first paragraph under the heading "What is the Offeror proposing? — Exchange Offer Election and Merger Election" on page 1 of the Original Offer and Circular, to the end of the first and second paragraphs under the heading "What would I receive in exchange for my SBT Units under the Offer?" on page 2 of the Original Offer and Circular, immediately following the fourth sentence of the first paragraph under the heading "The Offer and Merger Transaction" on page 10 of the Original Offer and Circular, to the end of the fourth and fifth paragraphs under the heading "The Offer and Merger Transaction — Special Resolutions to Permit the Merger Transaction" on page 12 of the Original Offer and Circular, to the end of the first paragraph under the heading "The Offer, the Exchange Offer Election and the Merger Election" in Section 1 of the Offer, "The Offer and Merger Transaction" on page 20 of the Original Offer and Circular, and to the end of the first paragraph under the heading "The Consideration" in Section 1 of the Offer, "The Offer and Merger Transaction" on page 20 of the Original Offer and Circular:

    "SBT Unitholders will also receive U.S.$0.025 per SBT Unit payable in PSLV Units as additional consideration from the Offeror.".

  •
  The first sentence of the third paragraph under the heading "What is the Offeror proposing? — Exchange Offer Election and Merger Election" on page 1 of the Original Offer and Circular is hereby deleted and replaced by:

    "SBT Unitholders making the Exchange Offer Election will exchange their SBT Units for consideration per SBT Unit of such number of PSLV Units as is determined by the NAV to NAV Exchange Ratio as well as the Bonus Consideration.".

  •
  The following sentence is hereby added immediately following the first sentence of the fourth paragraph under the heading "What is the Offeror proposing? — Exchange Offer Election and Merger Election" on page 1 of the Original Offer and Circular:

    "SBT Unitholders making the Merger Election will receive the Bonus Consideration as part of the Merger Transaction.".

  •
  The second paragraph under the heading "The Consideration" in Section 1 of the Offer, "The Offer and Merger Transaction" on page 21 of the Original Offer and Circular is hereby deleted and replaced by:

    "Based on the closing price of PSLV Units on NYSE Arca on October 5, 2015, the consideration (other than the Bonus Consideration) offered pursuant to the Offer and the Merger Transaction had a value of approximately U.S.$8.88 per SBT Unit (determined in a manner consistent with the NAV to NAV Exchange Ratio). Based on the closing prices of the SBT Units and the PSLV Units on the NYSE MKT and NYSE Arca, respectively, on April 22, 2015, being the last trading day prior to the public announcement of the Manager's intention to commence the Offer, the SBT Units were trading at a -10.3% discount to NAV while the PSLV Units were trading at a 1.07% PREMIUM to NAV. These spreads have been relatively consistent over a prolonged period of time.".

  •
  The following sentence is hereby added to the end of the first paragraph under the heading "Distributions" in Section 3 of the Offer, "Manner of Acceptance" on page 24 of the Original Offer and Circular:

    "For greater certainty, the foregoing does not apply to the distribution of the Bonus Consideration pursuant to the Merger Transaction.".

  •
  The second paragraph under the heading "The Consideration" in Section 1 of the Offer, "The Offer and Merger Transaction" on page 21 of the Original Offer and Circular is hereby deleted and replaced by:

    "Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, the Offeror would agree to contribute the Bonus Consideration to SBT, SBT would agree to distribute the Bonus Consideration to SBT Unitholders (other than in respect of SBT Units held by or on behalf of the Offeror) and Sprott Physical Silver Trust would agree to acquire substantially all of the assets and assume all of the liabilities of SBT (other than the Administration Agreement) in return for such number of PSLV Units as is determined by the NAV to NAV Exchange Ratio based on the then outstanding SBT Units.".

  •
  All references to "(and, therefore, the number of PSLV Units to be received by SBT Unitholders in the Offer in exchange for their SBT Units)" are hereby deleted and replaced by:

    "(and, therefore, the number of PSLV Units to be received by SBT Unitholders in the Offer in exchange for their SBT Units excluding the Bonus Consideration)".

  •
  The first sentence of the first paragraph in Section 6 of the Circular, "Source of Funds and Payment of Expenses" on page 45 of the Original Offer and Circular is hereby deleted and replaced by:

    "The Offeror estimates that the total amount of cash required to pay all fees, expenses and other related amounts, including the Bonus Consideration, incurred in connection with the Offer and the Merger Transaction will be approximately Cdn.$2.2 million.".

  •
  The following sentence is added to the end of the first paragraph in Section 7 of the Circular, "Summary of Sprott Physical Silver Trust's Historical and Pro Forma Financial Information" on page 45 of the Original Offer and Circular:

    "For greater certainty, the Bonus Consideration does not form part of the unaudited pro forma financial statements.".

  •
  The table under the heading "Authorized and Outstanding Units" in Section 8 of the Circular, "Certain Information Concerning the Securities of Sprott Physical Silver Trust" on page 47 of the Original Offer and Circular is hereby deleted and replaced by:

	Number of PSLV Units	Percentage of PSLV Units Held Upon Completion of the Offer and the Merger Transaction
PSLV Units Currently Outstanding
Existing PSLV Unitholders(1)	127,331,218	94.05%
PSLV Units to be Issued in Offer and Merger Transaction
Existing SBT Unitholders(1)	8,061,669	5.95%

Total	135,392,887	100%

(1)
Based on the Net Asset Value per unit of Sprott Physical Silver Trust (U.S.$6.03) and SBT (U.S.$8.64) as of October 5, 2015 (calculated in a manner consistent with the NAV to NAV Exchange Ratio) and the number of PSLV Units and SBT Units outstanding as of such date, as well as Bonus Consideration consisting of an aggregate of 22,657 PSLV Units.
  •
  The first and second paragraphs under the heading "Summary of Proposed Merger Agreement" in Section 15 of the Circular, "Merger Transaction" on pages 53 and 54 of the Original Offer and Circular are hereby deleted and replaced by:

    "Conditional on the approval of the Special Resolutions, the Offeror intends to sign and deliver, on behalf of SBT, a merger agreement (the "Merger Agreement") with Sprott Physical Silver Trust at 4:58 p.m. (Toronto time) on the Expiry Date. The following is a summary of the material terms of the proposed Merger Agreement. It is qualified in its entirety by reference to the full text thereof, an updated copy of which (including to account for the Bonus Consideration) will be made available on Sprott Physical Silver Trust's website at www.sprottphysicalbullion.com, and the terms thereof are subject to change. SBT Unitholders who would like a paper copy to be mailed to them without charge may contact Director of Communications at the Manager at Royal Bank Plaza, South Tower, 200 Bay Street, Suite 2700, PO Box 27, Toronto, Ontario, Canada M5J 2J1 (telephone: 1- 416-362-7172).

    Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, the Offeror would agree to contribute, or cause to be contributed, the Bonus Consideration to SBT, SBT would agree to distribute the Bonus Consideration to SBT Unitholders (other than in respect of SBT Units held by or on behalf of the Offeror) and Sprott Physical Silver Trust would agree to acquire substantially all of the assets and assume all of the liabilities of SBT (other than the Administration Agreement) in return for such number of PSLV Units as is determined by the NAV to NAV Exchange Ratio based on the then outstanding SBT Units.".

  •
  The following definition is added immediately following the definition of "Beneficial SBT Unitholders" in the "Glossary" section on page 74 of the Original Offer and Circular:

    " "Bonus Consideration" means, for each SBT Unit, such number of PSLV Units as is equal to (A) U.S.$0.025 divided by (B) the Net Asset Value per PSLV Unit (as calculated, in accordance with the PSLV Trust Agreement, on the second business day prior to the Expiry Date, including, in the case of Sprott Physical Silver Trust's silver bullion, the value thereof based on the London Bullion Market Association fixing price for silver bullion on the second business day prior to the Expiry Date).".

  •
  The definition of "Merger" in the Glossary section on page 76 of the Original Offer and Circular is hereby deleted and replaced with the following:

    " "Merger" means: (i) the contribution, directly or indirectly, by the Offeror to SBT of an aggregate number of PSLV Units equal to the aggregate Bonus Consideration in respect of the outstanding SBT Units (other than those SBT Units held by or on behalf of the Offeror); (ii) the distribution of the Bonus Consideration referred to in (i) by SBT to SBT Unitholders (other than in respect of those SBT Units held by or on behalf of the Offeror); (iii) the transfer of substantially all of the assets and liabilities of SBT (other the Administration Agreement) to Sprott Physical Silver Trust in exchange for PSLV Units; and (iv) the distribution of such PSLV Units to SBT Unitholders, on the basis of the NAV to NAV Exchange Ratio, upon a redemption of the SBT Units.".

2.     Extension of the Offer

        By notice to the Depositary, the Offeror has extended the time for deposits of SBT Units from 5:00 p.m. (Toronto time) on October 9, 2015 to 5:00 p.m. (Toronto time) on October 30, 2015. Accordingly, the definition of "Expiry Date" in the "Glossary" section of the Original Offer and Circular (found on page 77 thereof) is hereby deleted and replaced with the following:

    " "Expiry Date" means October 30, 2015, or such later date or dates to which the Offer may be extended from time to time by the Offeror in accordance with Section 5 of the Offer, "Extension, Variation or Change of the Offer.".

        In addition, all references to: (a) "5:00 p.m. (Toronto time) on October 9, 2015" in the Original Offer and Circular are amended to refer to "5:00 p.m. (Toronto time) on October 30, 2015"; (b) "October 8, 2015" in the Original Offer and Circular are amended to refer to "October 29, 2015"; and (c) "October 7, 2015" in the Original Offer and Circular are amended to refer to "October 28, 2015".

3.     Other Amendments to the Offer and Circular

        In addition to the amendments to the Original Offer and Circular set out in of Sections 1 and 2 of this Notice of Extension and Variation, the Offeror has amended and restated certain portions of the Original Offer and Circular as follows:

  •
  The third sentence of the first paragraph on the cover page of the Original Offer and Circular is hereby deleted and replaced by:

    "Holders of SBT Units ("SBT Unitholders") that elect the Merger Election will receive the Bonus Consideration and can exchange their SBT Units for PSLV Units based on the NAV to NAV Exchange Ratio (as defined below) on a tax-deferred basis for Canadian income tax purposes, and such exchange should also be treated as a tax-deferred transaction for U.S. income tax purposes.".

  •
  The following sentence is hereby added immediately following each reference to "PSLV publishes, and SBT has historically published, its daily NAV per unit on their respective websites." in the Original Offer and Circular:

    "SBT Unitholders can also contact the Information Agent to obtain the indicative Bonus Consideration amount.".

  •
  The following sentence is hereby added immediately following each reference to "If the Offer is extended, the Offeror will recalculate the NAV to NAV Exchange Ratio as of the second business day prior to the later expected Expiry Date of the Offer and announce the new NAV to NAV Exchange Ratio in the same manner." in the Original Offer and Circular:

    "The Bonus Consideration amount will be announced in the same manner.".

  •
  The second sentence of the first paragraph under the heading "What is the Offeror proposing? — Exchange Offer Election and Merger Election" on page 1 of the Original Offer and Circular, the second sentence of the first paragraph under the heading "The Offer and Merger Transaction" on page 10 of the Original Offer and Circular, and the second sentence of the second paragraph under the heading "The Offer, the Exchange Offer Election and the Merger Election" in Section 1 of the Offer, "The Offer and Merger Transaction" on page 20 of the Original Offer and Circular, are hereby deleted and replaced by:

    "SBT Unitholders that elect the Merger Election will receive the Bonus Consideration and can exchange their SBT Units for PSLV Units based on the NAV to NAV Exchange Ratio on a tax-deferred basis for Canadian income tax purposes, and such exchange should also be treated as a tax-deferred transaction for U.S. income tax purposes.".

  •
  The first paragraph under the heading "The Merger Transaction" in Section 1 of the Offer, "The Offer and Merger Transaction" on page 20 of the Original Offer and Circular is hereby deleted and replaced by:

    "SBT Unitholders that elect the Merger Election will receive the Bonus Consideration and can exchange their SBT Units for PSLV Units on a tax-deferred basis for Canadian income tax purposes so as to defer the realization of any gain (or loss) for Canadian income tax purposes, and such exchange should also be treated as a tax-deferred transaction for U.S. income tax purposes.".

  •
  The first paragraph under the heading "How many PSLV Units could be issued in connection with the Offer?" on page 5 of the Original Offer and Circular is hereby deleted and replaced by:

    "Based on the Net Asset Value per unit (calculated in a manner consistent with the NAV to NAV Exchange Ratio) of Sprott Physical Silver Trust and SBT as of October 5, 2015, Sprott Physical Silver Trust expects to issue approximately 8,035,012 PSLV Units in connection with the Offer and the Merger Transaction plus an additional 22,657 PSLV Units as the Bonus Consideration. See Section 1 of the Offer, "The Offer and the Merger Transaction".".

  •
  The first paragraph under the heading "Will my ownership and voting rights as a unitholder of Sprott Physical Silver Trust be the same as my ownership and voting rights as a unitholder of SBT?" on page 5 of the Original Offer and Circular is hereby deleted and replaced by:

    "As noted above, Sprott Physical Silver Trust expects to issue approximately 8,035,012 PSLV Units, plus an additional 22,657 PSLV Units as the Bonus Consideration, in connection with the Offer and the Merger Transaction, which would result in there being a total of approximately 135,392,887 PSLV Units issued and outstanding (based on the number of PSLV Units issued and outstanding as at October 5, 2015 and calculated in a manner consistent with the NAV to NAV Exchange Ratio), with SBT Unitholders holding approximately 5.95% of the issued and outstanding PSLV Units. Each SBT Unit carries the right to one vote at meetings of SBT Unitholders. Each PSLV Unit carries the right to one vote at meetings of unitholders of Sprott Physical Silver Trust. See Section 8 of the Circular, "Certain Information Concerning the Securities of Sprott Physical Silver Trust — Authorized and Outstanding Units", Section 14 of the Circular, "Summary Comparison of Material Differences between the PSLV Trust Agreement and the SBT Declaration of Trust and of the Canadian Securities Regulatory Regime for Investment Funds and Public Companies" and Section 23 of the Circular, "Risk Factors".".

  •
  The second sentence of the first paragraph under the heading "What securities are being sought in the Offer" on page 5 of the Original Offer and Circular is hereby deleted and replaced by:

    "The Offeror is also making available the Merger Election whereby SBT Unitholders will receive the Bonus Consideration and will have the opportunity to exchange their SBT Units for such number of PSLV Units as is determined by the NAV to NAV Exchange Ratio on a tax-deferred basis for Canadian income tax purposes so as to defer the realization of any gain (or loss) for Canadian tax purposes, and such exchange should also be treated as a tax-deferred transaction for U.S. income tax purposes.".

  •
  The following is added immediately under the heading "How will a SBT Unitholder be treated for Canadian federal income tax purposes?" on page 8 of the Original Offer and Circular, immediately under the heading "Certain Canadian Federal Income Tax Considerations" on page 18 of the Original Offer and Circular, and immediately prior to the heading "Transfer of SBT Assets to Sprott Physical Silver Trust Pursuant to the Merger" in Section 20 of the Circular, "Canadian Federal Income Tax Considerations" on page 59 of the Original Offer and Circular:

    "Bonus Consideration to Merger Electing SBT Unitholders

            The tax treatment of the distribution of the Bonus Consideration by SBT to SBT Unitholders as part of the Merger will be similar to that applicable to other distributions that have been paid or payable by SBT to them. The cost to a SBT Unitholder of PSLV Units received by the SBT Unitholder as the Bonus Consideration will generally be equal to the fair market value of such PSLV Units at the time of the distribution. For the purpose of determining the adjusted cost base to a SBT Unitholder of PSLV Units, the cost of the newly acquired PSLV Units received as the Bonus Consideration will be averaged with the adjusted cost base of all other PSLV Units held as capital property by such SBT Unitholder immediately before such acquisition.".

  •
  The phrase "[t]he Merger will constitute a "qualifying exchange" as defined in section 132.2 of the Tax Act" in the first paragraph under the heading "How will a SBT Unitholder be treated for Canadian federal income tax purposes? — Transfer of SBT Assets to Sprott Physical Silver Trust Pursuant to the Merger" on page 8 of the Original Offer and Circular, and in the first paragraph under the heading "How will a SBT Unitholder be treated for Canadian federal income tax purposes? — Disposition of SBT Units by SBT Unitholders Pursuant to the Merger" on page 8 of the Original Offer and Circular, is hereby deleted and replaced by:

    "[t]he Merger will include a "qualifying exchange" as defined in section 132.2 of the Tax Act".

  •
  The phrase "[t]he Merger is expected to constitute a "qualifying exchange" as defined in section 132.2 of the Tax Act" in the first paragraph under the heading "Certain Canadian Federal Income Tax Considerations — Transfer of SBT Assets to Sprott Physical Silver Trust Pursuant to the Merger" on page 18 of the Original Offer and Circular, and in the first paragraph under the heading "Certain Canadian Federal Income Tax Considerations — Transfer of SBT Assets to Sprott Physical Silver Trust Pursuant to the Merger" on page 18 of the Original Offer and Circular, is hereby deleted and replaced by:

    "[t]he Merger is expected to include a "qualifying exchange" as defined in section 132.2 of the Tax Act".

  •
  The first paragraph under the heading "Stock Exchange Listing" in Section 18 of the Circular, "Regulatory Matters" on page 57 of the Original Offer and Circular is hereby deleted and replaced by:

    "In connection with the Offer and the Merger Transaction (including the Bonus Consideration), and using the Net Asset Value per unit of Sprott Physical Silver Trust and SBT as of October 5, 2015 (calculated in a manner consistent with the NAV to NAV Exchange Ratio) by way of example only, Sprott Physical Silver Trust expects to issue up to approximately 8,061,669 PSLV Units, representing approximately 6.33% of the PSLV Units issued and outstanding immediately prior to the completion of the Offer and the Merger Transaction. Sprott Physical Silver Trust has applied to list such PSLV Units on the TSX and will apply to list such PSLV Units on NYSE Arca, and the listing of such units on the TSX and NYSE Arca is a condition of the Offer. Listing will be subject to fulfillment of all of the applicable listing requirements and the approval of the TSX and NYSE Arca. The TSX has provided its conditional approval of the listing of PSLV Units on the TSX in connection with the Offer and the Merger Transaction.".

  •
  The second paragraph under Section 14 of the Circular, "Certain Canadian Federal Income Tax Considerations" on page 58 of the Original Offer and Circular is hereby deleted and replaced by:

    "This summary assumes that each of SBT and Sprott Physical Silver Trust qualifies as a "mutual fund trust" as defined in the Tax Act, on the date hereof, and will continue to so qualify throughout the period during which SBT Unitholders hold any SBT Units or PSLV Units, and that SBBT and Sprott Physical Silver Trust will jointly elect under the Tax Act for steps (iii) and (iv) of the Merger to be a "qualifying exchange" under the Tax Act.".

  •
  The first sentence of the first paragraph under the heading "Transfer of SBT Assets to Sprott Physical Silver Trust Pursuant to the Merger" in Section 20 of the Circular, "Canadian Federal Income Tax Considerations" on page 59 of the Original Offer and Circular is hereby deleted and replaced by:

    "Steps (iii) and (iv) of the Merger will constitute a "qualifying exchange" as defined in section 132.2 of the Tax Act, thereby allowing the assets of SBT to be transferred to Sprott Physical Silver Trust for proceeds of disposition equal to the tax cost of such assets. In such circumstances, there should be no taxable income to SBT arising from the transfer. Therefore, there should be no need to make any distributions to SBT Unitholders as a result of the transfer and there should be no tax liability to SBT Unitholders resulting from the transfer.".

  •
  The third sentence of the first paragraph under the heading "Residents of Canada — Disposition of SBT Units by SBT Unitholders Pursuant to the Merger" in Section 20 of the Circular, "Canadian Federal Income Tax Considerations" on page 59 of the Original Offer and Circular is hereby deleted and replaced by:

    "Therefore, SBT Unitholders will not realize a capital gain (or capital loss) in respect of their SBT Units as a result of steps (iii) and (iv) of the Merger.".

4.     Time for Deposit

        The Offer is now open for deposits of SBT Units until 5:00 p.m. (Toronto time) on October 30, 2015, or such later time or times and date or dates to which the Offer may be extended from time to time by the Offeror, in accordance with Section 2 of the Offer, "Extension, Variation or Change of the Offer", unless the Offer is withdrawn by the Offeror. The Expiry Time may be subject to multiple extensions. If the Offeror elects or is required to extend the Expiry Time for the Offer, it will publicly announce the variation, the new expiration time and date no later than 9:00 a.m. (Toronto time) on the first business day after the previously scheduled expiration of the Offer and, if required by applicable Law, the Offeror will mail you a copy of the notice of variation.

5.     Manner of Acceptance

        SBT Units may be deposited to the Offer in accordance with the provisions set forth in Section 3 of the Offer, "Manner of Acceptance".

6.     Take-up of and Payment for Tendered SBT Units

        The Offeror will take-up and pay for Tendered SBT Units validly deposited under the Offer and not promptly withdrawn in the manner set forth in Section 6 of the Offer, "Take-up of and Payment for Tendered SBT Units".

7.     Withdrawal of Deposited SBT Units

        SBT Unitholders have the right to withdraw SBT Units deposited under the Offer in the manner set forth in Section 8 of the Offer, "Withdrawal of Deposited SBT Units".

8.     Consequential Amendments to the Original Offer and Circular and Letter of Transmittal

        The Original Offer and Circular and Letter of Transmittal shall be read together with this Notice of Extension and Variation and are hereby amended to the extent necessary in order to give effect to the amendments contemplated by, and the information contained in, this Notice of Extension and Variation.

        Except as otherwise set forth in or amended by this Notice of Extension and Variation, the terms and conditions of the Offer and the information in the Offer and Circular and the Letter of Transmittal continue to be applicable in all respects.

9.     Statutory Rights

        Securities legislation in the provinces and territories of Canada provides security holders of SBT with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. SBT Unitholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

10.   Approval

        The contents of the Offer and Circular have been approved and the sending thereof to SBT Unitholders has been authorized by the sole director of SAM Silver Bid GP, in its capacity as the general partner of the Offeror; and the board of directors of SAM GP Inc., in its capacity as the general partner of the Manager and in its capacity as the general partner of the manager of Sprott Physical Silver Trust.

 CERTIFICATE OF SPROTT ASSET MANAGEMENT SILVER BID LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: October 9, 2015

SPROTT ASSET MANAGEMENT SILVER BID GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT SILVER BID LP

(Signed) JOHN WILSON President	(Signed) STEVEN ROSTOWSKY Director

 CERTIFICATE OF SPROTT ASSET MANAGEMENT LP

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: October 9, 2015

SPROTT ASSET MANAGEMENT GP INC., AS THE GENERAL PARTNER OF
SPROTT ASSET MANAGEMENT LP

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

 CERTIFICATE OF SPROTT PHYSICAL SILVER TRUST

        The foregoing, together with the Original Offer and Circular, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: October 9, 2015

SPROTT PHYSICAL SILVER TRUST
BY ITS MANAGER SPROTT ASSET MANAGEMENT LP
BY ITS GENERAL PARTNER, SPROTT ASSET MANAGEMENT GP INC.

(Signed) JOHN WILSON Chief Executive Officer	(Signed) STEVEN ROSTOWSKY Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS OF SPROTT ASSET MANAGEMENT GP INC.
(Signed) JAMES R. FOX Director	(Signed) KIRSTIN H. MCTAGGART Director

 THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

By Mail	By Registered Mail, Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-888-518-6805

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

QuickLinks

  Exhibit 1.27
NOTICE TO SBT UNITHOLDERS IN THE UNITED STATES
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
INFORMATION CONCERNING SBT
NOTICE OF EXTENSION AND VARIATION
CERTIFICATE OF SPROTT ASSET MANAGEMENT SILVER BID LP
CERTIFICATE OF SPROTT ASSET MANAGEMENT LP
CERTIFICATE OF SPROTT PHYSICAL SILVER TRUST
THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS